OPEN DOOR ONLINE, INC.
                      (FORMERLY GENESIS MEDIA GROUP, INC.)
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                    For end year ended     For the nine months     For the nine months
                                        December 31,          September 30,           September 30,
                                           1998                   1999                    1998
                                        -----------            -----------             -----------
Income (Loss) as reported               $   (13,948)           $  (151,238)            $    (8,729)
Income tax expense                               --                     --                      --
Net income (loss)                       $   (13,948)           $  (151,238)            $    (8,729)
Basic earnings per share                $     (0.00)           $     (0.02)            $     (0.00)
Diluted earnings per share              $     (0.00)           $     (0.02)            $     (0.00)
Weighted average shares outstanding       7,000,000              7,878,815               7,000,000
Fully diluted average shares
     outstanding                          7,000,000              7,878,815               7,000,000

                            GENESIS MEDIA GROUP, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                     For the year ended     For the year ended     For the six months
                                        December 31,           December 31,           ended June 30
                                           1998                    1997                   1999
                                        -----------            ------------           ------------
Income (Loss) as reported               $ (5,732,839)          $    251,758           $   (301,314)
Income tax expense                            53,503               (100,703)
Net income (loss)                       $ (5,679,336)          $   (151,055)          $   (301,314)
Basic earnings per share                $      (0.19)          $       0.01           $      (0.01)
Diluted earnings per share              $      (0.19)          $       0.01           $      (0.01)
Weighted average shares outstanding:      29,309,948             10,944,788             38,295,447
Fully diluted average shares
    outstanding:                          29,309,948             10,944,788             38,295,447